Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-116190) pertaining to the 2004 Long-Term Incentive Plan of Standard Parking Corporation of our report dated March 14, 2005, with respect to the consolidated financial statements and schedule of Standard Parking Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                                                                                ERNST & YOUNG LLP

Chicago, Illinois

March 11, 2005